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                                                                   EXHIBIT 10.42

                                            X - CONFIDENTIAL TREATMENT REQUESTED

                REMARKETING AGREEMENT AND SUPPORT AUTHORIZATION

         THIS REMARKETING AGREEMENT AND SUPPORT AUTHORIZATION (this "Agreement"), dated as of the 22 day of April, 1996, is by and between Phoenix International, Inc. ("Phoenix") and Computer Systems Associates (Nigeria) Limited ("CSA").

         NOW, THEREFORE, Phoenix and CSA, intending to be legally bound, hereby agree as follows:


1.       DEFINITIONS.

1.1 "Changes" means corrections, updates, upgrades, additions and modifications to the Software and Documentation, including translations into foreign languages used in the Territory, nationalizations for countries included in the Territory, and any other new or additional works based in whole or in part on the Software or Documentation.

1.2 "Customer" means an Eligible Prospect that has been approved by Phoenix and has executed a License Agreement with Phoenix, except that those Eligible Prospects that Phoenix reserves the right to license and/or support directly (i.e., Eligible Prospects in South Africa or and all other countries outside the Territory, Eligible Prospects which operate in the Territory but which are owned or controlled by banks which have headquarters or principal operations outside the Territory as contemplated by Section 2.4 hereof, and, in the event that CSA rights in the Territory become non-exclusive as provided in
Section 4.3, Eligible Prospects in the Territory which are licensed without CSA's participation) will not be considered a Customer for purposes of this Agreement unless such Eligible Prospects are licensed as a direct result of marketing efforts CSA is authorized to pursue hereunder, or unless Phoenix otherwise agrees to treat such Eligible Prospects as Customers for purposes of this Agreement.

1.3 "Documentation" means the technical and operating documentation relating to the Software provided to CSA by Phoenix for CSA to provide to Customers. The Documentation shall include all Changes provided to CSA or applicable Customers by Phoenix, or otherwise made or obtained by or for CSA or any Customers.

1.4 "Eligible Prospect" means (1) a retail bank organized and doing business exclusively in the Territory or South Africa, or (2) such other banks located inside or outside the Territory as Phoenix may add for purposes of CSA's marketing and/or support functions.

1.5 "Installation" means the installation of the Software on the Customer's computer network.

1.6 "License Agreement" means a license agreement directly between an Eligible Prospect and Phoenix containing terms and conditions acceptable to Phoenix. Phoenix reserves the right to require different terms and conditions for each Eligible Prospect depending on the circumstances. CSA may request that terms be included in the License Agreement to reflect


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CSA's sole authority for establishing and collecting fees and charges thereunder and providing Support Services for which CSA is responsible. Phoenix shall not unreasonably refuse to include requested terms. No License Agreement shall be effective, and no license to use the Software shall be valid, unless a License Agreement has been signed by Phoenix and the Customer.

1.7 "Software" means the most current version of Phoenix's Retail Banking System. The Software shall be provided in object code (machine readable) form only. The Software shall include all Changes provided to CSA or applicable Customers by Phoenix, or otherwise made or obtained by or for CSA or any Customers.

1.8 "Support Agreement" means any agreement, commitment or understanding entered into directly between CSA and a Customer for CSA to provide Support Services to the Customer in addition to the Support Services described in the License Agreement entered into by such Customer. CSA agrees to review the terms of each Support Agreement with Phoenix before entering into such Support Agreement.

1.9 "Support Services" means the services to be performed by CSA as described in Exhibit B hereto. The License Agreement and/or Support Agreement shall require each Customer to obtain basic support from CSA for a minimum of five (5) years after implementation of the Software.

1.10 "Territory" means, subject to the limitations of Section 17.2 hereof, Ethiopia, Ghana, Kenya, Nigeria, Zambia and Zimbabwe, as such nations currently exist or may hereafter be reconfigured. (Note: South Africa is not defined to be part of the Territory but is referred to separately in applicable parts of this Agreement.) Phoenix and CSA may in the future decide by mutual agreement to modify the definition of the Territory to include additional nations, but each party reserves absolute discretion whether to agree to such a modification and/or require further terms or conditions in connection with the modification, and the modification will not be valid unless made in writing and signed as provided in Section 15 hereof. It is agreed and acknowledged that Phoenix reserves the right to condition licenses granted inside or outside the Territory, or make adjustments to the Software or Documentation licensed inside or outside the Territory, to the extent advisable in Phoenix's judgment to protect Phoenix's intellectual property rights. Such conditions or adjustments may include disabling codes with expiration dates of short duration, object code only installation, limitation of installation to urban areas or specified regions, exclusion of development tools, compliance with local laws at CSA's or the Customer's expense, special signature, insurance or indemnity requirements, special audit requirements, and/or reasonable standards for all in-country use of the Software and Documentation.


2.       LICENSE

2.1 Phoenix hereby grants to CSA, and CSA accepts, subject to the terms and conditions set forth herein, the right and license to:


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         (a)  Demonstrate and promote the Software to Eligible Prospects pursuant to the terms herein, provided that the Software and Documentation may not be provided to any Eligible Prospects (for evaluation, use, or any other purpose) except pursuant to a License Agreement directly between the Eligible Prospect and Phoenix having terms and conditions acceptable to Phoenix; and

         (b) Contract to provide Support Services to Customers, to the extent so provided herein or as otherwise agreed by Phoenix.

2.2 Whenever an Eligible Prospect is interested in licensing the Software, CSA shall coordinate with Phoenix to permit Phoenix to enter into a License Agreement directly with the Eligible Prospect. Either the License Agreement or a Support Agreement shall provide the terms for Support Services to be provided by CSA to the Customer.

2.3 Phoenix shall provide one copy of the Software and Documentation to CSA for purposes of permitting CSA to exercise its rights under Section 2.1 hereof.

2.4 CSA shall have the exclusive right to market the Software and provide Support Services to Customers in all countries in the Territory. The exclusivity of the License is contingent on CSA meeting the minimum sales criteria set forth in Section 4.3 below.

As exceptions to such exclusivity, Phoenix reserves the right (either directly or in collaboration with other distributors, subcontractors or marketing agents, and without obligation to CSA) to do business with any retail banks which operate in the Territory but are owned or controlled by banks which have headquarters or principal operations outside the Territory in those cases where licensing and support decisions are made outside the Territory based on marketing activities Phoenix pursues independently. Conversely, in those cases in which such a bank, even when it is owned or controlled by other banks which have headquarters or principal operations outside the Territory, decides the license the Software based on CSA's marketing efforts, then that bank will be a Customer for purposes of this Agreement.

2.5 CSA shall have the non-exclusive right to market the Software and provide Support Services to Customers in South Africa.


3.       SERVICES; RESTRICTIONS

3.1 Phoenix shall provide training to CSA in the installation, support and marketing of the Software as set forth in Exhibit C, subject to Section 7.3 hereof.

3.2 Upon completion of CSA's training, CSA shall provide Support Services to Customers in accordance with the terms of each License Agreement and Support Agreement, as applicable. Phoenix shall provide remote assistance in the provision of these services from its offices in Florida to the extent and at the rates set forth in Exhibit A. In no case shall Phoenix be required to travel to the Territory to provide services to CSA or Customers.


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3.3      In the event CSA requires services form Phoenix which are beyond the scope of Sections 3.1 and 3.2 hereof, Phoenix will have no obligation to provide such services unless it agrees to do so and satisfactory provision is made for associated fees and travel and living expenses.

3.4 Subject to the other provisions of this Agreement, CSA shall perform all Support Services provided to Customers in accordance with the terms of the License Agreement and each Support Agreement.

3.5      In addition to the Support Services provided to Customers pursuant to
Section 3.4 hereof, CSA agrees to make itself available, on a non-exclusive basis, at Phoenix's request, to provide Support Services to other licensed end users located inside or outside the Territory. Such Support Services shall be provided by CSA working directly for the specified end users, or as a subcontractor working for Phoenix, at Phoenix's option. Fees and charges will be agreed to by Phoenix and CSA on a case-by-case basis, provided that CSA agrees that its fees and charges will not exceed the fees and charges it customarily obtains for similar services in other circumstances.

3.6 For so long as this Agreement is in effect or CSA is performing Support Services, neither CSA, nor any affiliate of CSA, will acquire, develop or market any product or service that is competitive with the Software or its
applications.   However, notwithstanding the preceding sentence, the parties agree that CSA may market the CSA Product if:

         (a)     the Customer is a current user of the CSA Product,

         (b) the CSA Product is being licensed in combination with the Software so as to provide the trade finance portion of the CSA Product's existing functionality, or

         (c) the Customer indicates that the cost of the Software exceeds the upper limits of the Customer's budget, provided that, for the exception in this item (c) to apply, CSA shall first so advise Phoenix;

         (d) the main business of the Customer is not retail, such as in the case of merchant banks;

         (e) the telecommunications infrastructure or hardware policy precludes practical or effective implementation of the Software.

Except for the combination of the CSA Product with the Software so as to provide the trade finance portion of the CSA Product's existing functionality, the Software and any associated documentation may not be used, combined or merged, in whole or in part, with the CSA Product, or any other competitive software product, without Phoenix' consent.

3.7 Except as expressly stated in this Agreement, Phoenix shall have no obligation to render any services or provide any effort, or to refrain from any business or activity. Phoenix provides no assurance with regard to the results or profitability of the promotional activities and services CSA is authorized to pursue hereunder.


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                                            X - CONFIDENTIAL TREATMENT REQUESTED
4.       TERM

4.1 Subject to earlier termination as provided herein, this Agreement shall have an initial term of four (4) years, beginning upon the Effective Date. Beginning six (6) months before expiration of the initial term, the parties agree to commence discussion and negotiation of possible terms for renewal, provided that renewal shall not occur unless both parties agree on terms for renewal.

4.2 This Agreement may be terminated earlier, at Phoenix's election, if CSA fails to perform its obligations hereunder in any material respect (provided that Phoenix notifies CSA of such breach and gives CSA a reasonable period of time, not to exceed thirty (30) days to cure such breach), or in the event that CSA fails to pay to Phoenix the following minimum cumulative fees in U.S. dollars for base license fees, branch license fees, and support fees (as set forth in Exhibit A hereto):

                 Year One:                         $  XXXXXXX.XX
                 Year Two:                         $  XXXXXXX.XX
                 Year Three:                       $  XXXXXXX.XX
                 Year Four:                        $  XXXXXXX.XX

4.3 Phoenix may terminate CSA's exclusive rights hereunder, and convert CSA's rights to non-exclusive rights, in the event that CSA fails to provide Phoenix with at least U.S. $XXXXXX in revenues for base license fees, branch license fees, and support fees (as set forth in Exhibit A hereto)in any continuous twelve (12) month period.

4.4 Upon termination of this Agreement, CSA shall immediately deliver to Phoenix, at CSA's own expense, all copies of the Software, Documentation, and any other materials related to Phoenix in the possession of or previously delivered to CSA by Phoenix, except that CSA may retain copies of materials Phoenix agrees CSA may retain in order to continue to provide Support Services for so long as CSA continues to be authorized by Phoenix (pursuant to this Agreement or a subsequent agreement) to provide such Support Services. Following termination of this Agreement, CSA shall continue to be responsible for providing Support Services to Customers in accordance with each Support Agreement, unless Phoenix elects (at its option) to take over such Support Services in some or all cases for the reason that CSA has failed to provide such Support Services or perform its other obligations hereunder in a satisfactory manner. If such an exception applies, CSA agrees to assign to Phoenix or Phoenix's designee some or all of the Support Agreements still in effect, as requested by Phoenix. CSA agrees that upon the breach by CSA of any terms or restrictions hereunder associated with the Software, Phoenix shall be entitled to seek such injunctive and/or other equitable relief as it deems proper in a court of appropriate jurisdiction. In addition, in those cases in which Phoenix takes over responsibility for Support Services, CSA nonetheless agrees, for a minimum period of three (3) years following termination of this Agreement, if and to the extent so requested by Phoenix, to continue to provide Support Services for Customers when and as requested by Phoenix, with such Support Services to be provided directly, or as a subcontractor to Phoenix, or some combination thereof as Phoenix may request. Fee and payment terms for such Support Services


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provided by CSA shall in any such event be substantially equivalent to the fee and payment terms to which CSA was entitled immediately prior to termination.

4.5 Termination of the License shall not terminate any License Agreement in effect between Phoenix and a Customer. CSA agrees that it shall be entitled to no compensation from Phoenix or any Customer in connection with, or following, termination of this Agreement, except for fees for Support Services actually rendered, as provided in Section 4.4 hereof.

4.6 Sections 3.6, 4.4, 4.5, and 5 through 20 hereof shall survive termination of this Agreement and shall thereafter remain in effect in accordance with their terms.


5.       TITLE; INTELLECTUAL PROPERTY.

5.1 Except as provided in Section 5.3 hereof, all copies of the Software and Documentation obtained or used by CSA or any Customer shall be produced and provided to the applicable party solely by Phoenix. CSA may not make any copies of the Software without the written consent of Phoenix. CSA may copy the Documentation only as required to perform its duties hereunder, except that CSA may also make a reasonable number of copies of the Software and Documentation to be maintained in its custody and control for non-productive back-up purposes. All copies of the Software and Documentation provided to or made by or for CSA shall be accounted for upon Phoenix's request.

5.2 The Software and Documentation are protected by U.S., Nigerian, and other international copyright laws, treaties and conventions, the Software and Documentation are copyrighted works under U.S. and foreign laws, and the Software and Documentation are protected as trade secrets and Confidential Information of Phoenix. Phoenix retains all right, title, and interest in and to the Software, Documentation, and all intellectual property rights contained therein, subject only to the limited license granted to CSA in Section 2.1 hereof. Output reports and formats (e.g., ad hoc reports, SQL queries, etc.) first created by CSA and/or any Customers shall be subject to joint ownership of Phoenix and either CSA or the Customers, as applicable (except that, to the extent such output reports derive from or contain any part of the Software or Documentation, the restrictions applicable to the Software and Documentation shall apply to any use thereof). CSA shall assist Phoenix, at Phoenix's request, in perfecting and maintaining Phoenix's rights under copyright law in each country in the Territory by advising Phoenix of any special registration, recording or notice requirements.

5.3 Phoenix may authorize CSA and/or Customers, including their respective employees and agents, to make (alone or in collaboration with Phoenix) or receive Changes. Phoenix reserves the absolute right to determine when and how such Changes are produced and used. CSA agrees that all Changes made or obtained by Phoenix, CSA or any Customer, or their respective employees or agents acting alone or in collaboration with each other, shall, together with all intellectual property rights associated therewith, be the exclusive property of Phoenix. To the extent that such Changes, including all associated intellectual property rights, are not owned in their entirety by Phoenix immediately upon their creation, CSA agrees to assign (and hereby automatically assigns) all right, title and interest therein to Phoenix, without any requirement of


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consideration or further documentation.  CSA agrees to take such further action and execute such further documentation as Phoenix may reasonable request to give effect to this Section 5.3.

5.4 CSA may not distribute, sell, sublease, assign, give, or transfer in any way the original or any copies of the Software or Documentation except as provided in this Agreement. CSA may not modify, reverse engineer, decompile, or translate the Software or Documentation without the prior written consent of Phoenix, except with Phoenix's prior written approval (which may be included in a License Agreement or Support Agreement, as applicable). CSA may not use the Software or Documentation to process accounts or records, or to generate output data, for the direct benefit of, or for purposes of rendering services to, any business entity or organizations, except Customers as expressly authorized in their applicable License Agreement.

5.5 CSA is authorized to identify the Software according to the Software's applicable brand name, to identify CSA as an independent business which has been authorized by Phoenix to market the Software and provide Support Services to Customers, and to use and display Phoenix's trade name, trademarks, service marks and logos for purposes of promotion and marketing of the Software intended for Eligible Prospects. All such action shall be subject to reasonable advertising and usage guidelines provided by Phoenix. In all other respects, this Agreement confers no right or license with regard to Phoenix's trade name, trademarks, service marks, logos, or packaging, or any related goodwill, all of which shall be the exclusive property of Phoenix. CSA shall assist Phoenix, at Phoenix's request, in perfecting and maintaining Phoenix's rights under trademark and similar laws in each country in the Territory by advising Phoenix of any special registration, recording or notice requirements.

5.6 CSA shall notify Phoenix in the event that it discovers any infringement of Phoenix's rights in the Software or any violation of the terms of a License Agreement, and shall cooperate with Phoenix and assist in the prosecution of Phoenix's claims, provided that Phoenix retains financial responsibility for costs of assistance and prosecution. Phoenix shall be entitled to retain any proceeds from such claims, including settlement amounts, for purposes of funding Phoenix's worldwide intellectual property protection programs.


6.       Confidentiality Obligations.

6.1 CSA acknowledges that the Software and Documentation contain Confidential Information of Phoenix.

6.2 CSA agrees at all times to maintain the complete confidentiality of the Software, Documentation, and all other Confidential Information of Phoenix.

6.3 CSA agrees not to permit or authorize access to, or disclosure of, the Software, Documentation, and all other Confidential Information of Phoenix to any person or entity other than (i) Eligible Prospects who have entered into confidentiality agreements approved by Phoenix, to the extent necessary for such Eligible Prospects to evaluate the Software, (ii) Customers, to the extent necessary for such Customers to exercise their rights under applicable License Agreements, and (iii) employees of CSA who have a "need to know" such information


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in order to enable CSA to perform its obligations under this Agreement and applicable License Agreements and Support Agreements. The Software and Documentation, and all other Confidential Information of Phoenix may not be disclosed or provided to any independent contractors or consultants dealing with CSA, Eligible Prospects, or Customers, unless Phoenix gives its prior written approval (which may be included in an applicable License Agreement). CSA may disclose necessary portions of the Software, Documentation, or other Confidential Information of Phoenix to governmental regulatory authorities if such disclosure is required for compliance with applicable laws, but CSA shall notify Phoenix of the applicable legal requirements before such disclosure occurs and CSA shall use its best efforts to help Phoenix obtain protection as may be available to preserve the confidentiality of such information following disclosure.

6.4 Prior to disposal of any media or materials that contain any part of the Software, Documentation or other Confidential Information of Phoenix, CSA shall obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials.

6.5 For purposes of this Agreement, Confidential Information shall mean any competitively sensitive or secret business, marketing or technical information of Phoenix. In all cases, Phoenix's Confidential Information shall include the Software and Documentation, including all Changes. Confidential Information shall not include, however, information which (i) is generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality by CSA or any person or entity associated with CSA), (ii) is independently developed without reference to or reliance on any Confidential Information of Phoenix, as demonstrated by written records in CSA's possession (which shall be provided to Phoenix at Phoenix's request), or (iii) is obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information of Phoenix, as demonstrated by written records in CSA's possession (which shall be provided to Phoenix at Phoenix's request).


7.       FEES AND CHARGES

7.1 CSA shall collect all license fees for the Software under License Agreements from the Customers.

7.2      CSA shall pay Phoenix the fees set forth in Exhibit A.

7.3 Implementation and training of CSA staff at a location to be designated by Phoenix are included in this fee except for: Phoenix's and CSA's travel and living expenses for implementation installation and training meetings, cost of file conversions, costs of optional products and services, costs of consulting services requested by CSA or a Customer, shipping charges, tape cartridge, or diskette costs, or the costs of any hardware required to utilize the software, all of which shall be subject to separate charge for which CSA shall be responsible. Phoenix reserves the right to require prepayment or advance deposit for services or expenses in some instances.


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7.4      CSA shall retain records in accordance with sound accounting practices to support all payments owed to Phoenix. CSA will provide Phoenix, on a monthly basis for each month in which there is any revenue-generating activity, a written account of all amounts which may be due to Phoenix hereunder, accompanied by payment of such amounts.

7.5 Subject to CSA's payment of the amounts owing to Phoenix hereunder, CSA shall have sole responsibility for establishing and collecting fees, and shall be entitled to retain, all fees and charges payable by Customers for the sublicensing of the Software, or any services provided by CSA in connection therewith.

7.6 CSA shall collect, report and pay to the relevant taxing authority, and indemnify Phoenix for any liability relating to, all applicable excise, property, VAT, sales and use, or similar taxes, any withholding requirement in addition to or in lieu thereof, and any customs, import, export or other duties, levies, tariffs, taxes, or other similar charges that are imposed by any jurisdiction outside the United States of America for the transactions contemplated herein, including the license of the Software by Phoenix.

7.7 Time is of the essence with respect to all payments due from CSA hereunder. CSA may not suspend or set-off any payment due Phoenix hereunder on any basis whatsoever. All amounts past due shall accrue interest at the rate of eighteen percent (18%) per annum.


8.       LIMITATIONS.

8.1 PHOENIX SHALL HAVE NO LIABILITY FOR THE SOFTWARE OR ANY SERVICES PROVIDED HEREUNDER, INCLUDING ANY LIABILITY FOR NEGLIGENCE. PHOENIX MAKES AND CSA RECEIVES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE IN ANY PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION, AND PHOENIX SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.2 The cumulative liability of Phoenix to CSA for all claims relating to the Software and any services rendered hereunder, in contract, tort or otherwise, shall not exceed the total amount of all license fees paid by CSA to Phoenix for the relevant Software within the prior year. This limitation shall not apply to the indemnification provided in Section 12 below. In no event shall Phoenix be liable to CSA for any consequential, indirect, special, or incidental damages, including without limitation lost profits, even if Phoenix has been advised of the possibility of such potential loss or damage. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the success or effectiveness of other remedies.


9.       INDEMNIFICATION BY PHOENIX.

9.1 If a third party claims that the Software infringes any patent, copyright, trade secret, or similar intellectual property rights of a third party Phoenix shall (as long as CSA is not in default


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under this Agreement or any other agreement with Phoenix) defend CSA against that claim at Phoenix's expense and pay all damages awarded by a court in a final judgment, provided that CSA promptly notifies Phoenix in writing of any such claim, and allows Phoenix to control, and cooperates with Phoenix in, the defense and disposition of such claim, including any related settlement negotiations.

9.2 If such a claim is made or appears possible, Phoenix may, at its option, secure for CSA the right to continue to use the Software, modify or replace the Software so it is non-infringing, or refund all license fees paid for the infringing material less a reasonable deduction for prior use. Phoenix has no obligation hereunder for any claim based on a modified version of the Software which has not been prepared solely by Phoenix, or for any combination, operation or use of the Software with any product, data or apparatus not approved in writing by Phoenix. Phoenix also shall have no obligation hereunder for any claim based on theories of law that are not substantially equivalent to laws, treaties and conventions applicable to U.S. patents, copyrights, trade secrets, and similar intellectual property rights. THIS SECTION STATES PHOENIX'S ENTIRE OBLIGATION TO CSA WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.


10.      POWER AND AUTHORITY

Each party hereby represents and warrants to the other party hereto that it has full power and authority to enter into and perform under the terms of this Agreement, and the person executing this Agreement on behalf of such party has been properly authorized and empowered to so execute this Agreement.


11.      NOTICES

All notices or other communications to be given hereunder shall be in writing and delivered either by telecopy (confirmation by air mail), or by international second day courier, courier charges prepaid, and addressed to the appropriate party as set forth below.

                 If to CSA:

                 Computer Systems Associates (Nigeria) Limited
                 Yinka Folawiyo Plaza
                 38 Warehouse Road
                 Apapa, Lagos
                 Nigeria
                 Telecopy: 234 1 5874710


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                 If to Phoenix:

                 Phoenix International
                 900 Winderly Place
                 Maitland, Florida 32751
                 FOR IMMEDIATE ATTENTION -- Deliver to President
                 Telecopy:  407/667-0133

                 With a copy to:

                 Nelson Mullins Riley & Scarborough, L.L.P.
                 400 Colony Square, Suite 2200
                 Atlanta, Georgia  30361
                 Attention:  Peter C. Quittmeyer, Esq.
                 Telecopy:  404/817-6050

Notices delivered personally shall be effective upon delivery and notices delivered by mail shall be effective upon their receipt by the party to whom they are addressed.


12.      ASSIGNMENT

This Agreement may not be assigned by CSA, nor may CSA delegate or subcontract any obligation incurred hereunder or under any applicable License Agreement or Support Agreement, except with the prior written consent of Phoenix. Phoenix may terminate this Agreement in the event that CSA experiences (in one transaction or any series of transactions) a change of majority ownership or principal management, unless Phoenix is promptly notified of such change and is provided satisfactory assurance that CSA will be able to perform its obligations hereunder to Phoenix's satisfaction. Subject to the foregoing, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their successors and assigns.


13.      COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.


14.      GOVERNING LAW

This Agreement shall be governed by and construed and enforced in accordance with the laws of the United States of America and the State of Florida. This Agreement is entered into in the United States of America, all funds shall be paid to Phoenix in U.S. dollars in the United States of America, and nothing herein shall be construed to require Phoenix to do business or maintain any office of business establishment outside the United States of America.

15.      ENTIRE AGREEMENT

This Agreement may not be modified except by a writing signed by authorized representatives of both parties. A waiver by either party of its rights hereunder shall not be binding unless contained in a writing signed by an authorized representative of the party waiving its rights. The non-enforcement or waiver of any provision on one occasion shall not constitute a waiver of such provision on any other occasions unless expressly so agreed in writing.
It is agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the terms of this Agreement. The English Language form of this Agreement shall be controlling for purposes of interpretation and enforcement.


16.      HEADINGS

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof.


17.      COMPLIANCE WITH LAWS

17.1 CSA shall, at its own expense, comply with all laws relating to the marketing, distribution or licensing of the Software, and shall procure all licenses and pay all fees and other charges required thereby.

17.2 Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that neither Phoenix nor CSA may ship, export or re-export the Software or Documentation, or any other information, process, product or service obtained directly or indirectly from Phoenix, to any country or entity which is the subject of any prohibition imposed by the U.S. Export Administration Act of 1979, U.S. Executive Orders, the U.S. Department of Commerce, and the North Atlantic Treaty Organization. Without limiting the foregoing, CSA is advised that U.S. export laws currently prohibit the use of the Software, Documentation, or any other information, process, product or service provided by Phoenix, by or for any military or police entity or any apartheid enforcing entity of the Republic of South Africa or Namibia. CSA understand that, if such a prohibition applies and an export license cannot be obtained with reasonable effort, the disclosure or delivery of the Software and Documentation may not occur. To assure compliance, CSA agrees to notify Phoenix of each Eligible Prospect as soon as possible so that Phoenix can evaluate whether prohibitions may apply or export licenses may be available.
If unusual costs are involved in obtaining export licenses, Phoenix may require CSA to accept responsibility for some or all of those costs.

17.3 CSA hereby agrees that CSA and its directors, officers, employees, and agents will comply with the Foreign Corrupt Practices Act of 1977, as amended (the "Act") with respect to the subject matter of this Agreement. In this regard, neither CSA nor any of its directors, officers, employees, or agents will make or offer to make any payment or gift directly or indirectly to any employee, officer, or representative of any governmental entity or instrumentality or to any foreign political party, any official of a foreign political party, or candidate, where such payment would constitute a bribe, kickback, or illegal payment under U.S. or applicable foreign laws.


18.      INDEPENDENT CONTRACTOR.

Each party hereto shall be and remain an independent contractor; nothing herein shall be deemed to constitute the parties as partners, and neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either by deemed the agent or employee of the other.


19.      ARBITRATION.

In the event a claim, controversy or dispute between Phoenix and CSA arises out of or in connection with this Agreement or the transactions and business contemplated hereby, including the validity, construction or enforcement thereof, either party may demand that such matter be submitted to final and binding arbitration before a single arbitrator selected by the parties in accordance with the then-existing rules of the Internal Chamber of Commerce. The situs of all arbitration proceedings shall be Atlanta, Georgia, unless Phoenix and CSA agree in writing to another situs. All arbitration proceedings and records shall be in English. Issuance of an arbitration demand shall suspend the effect of any default entailed by such claim, controversy or dispute and any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. If Phoenix and CSA cannot agree on the identity of a single arbitrator within five (5) days of receipt of the arbitration demand, each of them shall appoint one (1) arbitrator and the party-appointed arbitrators shall appoint a third arbitrator within five (5) days of their appointment. The arbitrator or arbitrators shall determine whether a default has occurred, and shall deliver its or their decision within ninety (90) days of the date of receipt of the arbitration demand, specifying such remedy (including money damages) as shall (a) fully implement the intent and purposes of this Agreement and (b) indemnify and hold harmless the non-breaching party from all losses, costs and expenses (including costs of arbitration and reasonable attorneys' fees) resulting from the default. Termination or limitation of Phoenix's rights in the Software, the Documentation, or any associated intellectual property rights may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Phoenix shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction in order to protect its rights in the Software, the Documentation, or any associated intellectual property rights while such proceeding is pending or in support of any award made pursuant to such arbitration. Phoenix and CSA hereby consent to the enforcement in the courts of each country in the Territory and the United States of any arbitral judgment or award rendered pursuant to this Section.

20.      INSPECTION.

Phoenix shall have the right to enter the premises of CSA at any time upon reasonable request during regular business hours in a non-disruptive manner, for the purpose of inspecting the location and use of the Software and Documentation and the standard procedures of CSA regarding retention, safekeeping, and disposal of all media and materials pertaining thereto.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


PHOENIX INTERNATIONAL, INC.                                 COMPUTER SYSTEMS ASSOCIATES
                                                            (NIGERIA) LIMITED


By:      /s/Ralph Reichard                                  By:     /s/Simeon C. Agu
   ----------------------------------------                    ----------------------------------------

Title: President and COO                                    Title: Managing Director/CEO
      -------------------------------------                       -------------------------------------

Date:    April 22, 1996                                     Date:    April 16, 1996
     --------------------------------------                      --------------------------------------

                                  EXHIBIT A
                                  X - CONFIDENTIAL TREATMENT REQUESTED

                                  LICENSE FEES

All amounts due hereunder shall be paid in U.S. Dollars via wire transfer to the bank account in the United States as designated by Phoenix from time to time.

A.       Base License Fee                                   $XXXXXXXXXXXXXXXXXXXX

B.       Branch License Fees
         for Customer Branches
         1-5 Branches                                       XXXXXXXXXXXXXXXXXXXX
         6-25 Branches                                      XXXXXXXXXXXXXXXXXXXX
         >25 Branches                                       XXXXXXXXXXXXXXXXXXXX

C.       Support Fee                                        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX for Software
                                                            received and all Branch License fees for branches installed

D.       Services will be provided on a time and materials basis as follows:

         1. Programming assistance for regulatory compliance - $XXXXX per 8 hour programmer day.

         2. Programming requested by Customer - $XXXXX per 8 hour programmer day.

         3. Data conversion processing services - $XXXXXX for up to 200 hours of data conversion per Customer. Each additional hour in excess of 200 shall be $XXX per hour.

         4. Implementation support - $XXX per support representative hour, 2 hours minimum.

Payment of Fees: Fees for all services requested hereunder shall be payable in advance, based on Phoenix's estimate of work required for each project. Upon completion of a particular project, the prepaid amount will be reconciled with the amount of time actually required to complete such project, and Phoenix shall refund to CSA, or CSA shall pay to Phoenix, the difference, as the case may be.

                                   EXHIBIT B

                                SUPPORT SERVICES

         Upon completion of training, CSA will be responsible for the following support of Customers under License Agreements:

         1.      All data mapping activities.

         2. Providing data tapes and data maps to Phoenix so that Phoenix can program and run the programs necessary to convert Customer data.

         3. Balancing the conversion data and working with Customers to reconcile any issues related to the conversation data.

         4.      Managing the conversion of Customer data.

         5. Writing required interfaces for the Software, or providing the specifications to Phoenix so that Phoenix may create the necessary Software interfaces.

         6. Creating and maintaining regulatory reports to enable the Software to comply with country specific regulatory requirements, using an SQL reporting tool.

         7. Providing telephonic and on site support for Customers in accordance with License Agreements and any customer support agreements entered into between CSA and Customer.

         8. Installing and configuring the Software on Customer computer networks, assisting Customers with configuring their hardware and software networks in accordance with the License Agreements and insuring proper authorized use of the Software by Customers.

                                  EXHIBIT C
                     X - CONFIDENTIAL TREATMENT REQUESTED

                                   TRAINING

Phoenix will provide CSA with the following training at no cost subject to the terms in Section 6.3 of the Agreement:

         1. Trainer Training. Phoenix shall provide training to enable CSA personnel to train Customers in the use of the Software. Such training shall be conducted at Phoenix's Maitland Florida office for up to X CSA personnel and will consist of XXXXXXXXXXX, a XXXXXXXXXXXXXXX on System Administrator and a XXXXXXXXXXXXXXXXX on system operations.

         2. Installation Training. Phoenix shall provide training to enable CSA personnel to install the Software for the Customers. Such training shall be conducted at Phoenix's Maitland, Florida office for up to XXXX CSA personnel and shall consist of a XXXXXXXX course. Additionally, Phoenix will allow these CSA personnel (under Phoenix supervision) to participate in an implementation of the Software for one of Phoenix's customers.

         3. Sales Training. Phoenix shall provide training in sales and marketing techniques in preparation of CSA's marketing of the Software. Such training shall be conducted at a mutually agreed location for a reasonable number of CSA's sales staff.

         4. Additional Training. CSA may request, and Phoenix shall use its best efforts to provide, additional training or training for additional personnel at the request of CSA. Such training shall be conducted at Phoenix's Maitland, Florida office and shall be subject to Phoenix's then current training fees.